EXHIBIT 10.2

net.orange OEM agreement

Quantum Medical Technologies, Inc.

14 february 2008

OEM agreement

This Agreement is made and entered into as of February 14, 2008 by and between Net.Orange, Inc. (OEM or Original Equipment Manufacturer) with its principal place of business at 1333 Corporate Dr., Suite 216, Irving, Texas, 75038, and Quantum Medical Technologies, Inc. (VAR or Value Added Reseller) with its principal place of business at 3420 Fairlane Farms Road, Suite C, Wellington, Florida 33414.

RECITALS

OEM develops, manufactures and distributes certain products through the value-added reseller channel. VAR is experienced and engaged in developing integrated and bundled solutions which may include Products sold by OEM to end users; and in providing services or products complementary to the Products, such as installation, integration, support, and training services.  The parties desire to set forth the terms and conditions under which VAR will resell OEM Products to its customers.

AGREEMENT

In consideration of the foregoing and the agreements contained herein, the parties agree as follows:

(a)

“Confidential Information” of a party shall mean any information disclosed by that party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked “Confidential,” “Proprietary” or in some other manner to indicate its confidential nature.  Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party.  Notwithstanding any failure to so identify it, however, all Product source code shall be OEM Confidential Information.

(b)

“Distributors” shall have the meaning set forth in Section 3(b).

(c)

“End User” shall mean any third party who obtains a unit of Product solely for its own internal business purposes and not for further distribution or resale.

(d)

“End User Restrictions” shall mean the restrictions set forth in Exhibit C.

(e)  “End User Warranty” shall mean OEM’s warranty, if any, provided in the end user license provided in connection with the Products pursuant to Section 3(g) below.

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(f)

All references in this Agreement to the “purchase” or “sale” of a Product shall mean, with respect to all parts of such Product which are covered by intellectual property rights owned by OEM or its licensors, the acquiring or granting, respectively, of a license to use such parts, and to exercise any other rights pertaining to such parts which are expressly set forth herein.

(g)

“Products” shall mean any one or more standard OEM product, in object code format only, specified in Exhibit A and commercially marketed and distributed by OEM, including any standard OEM documentation normally distributed by OEM as a part of such Product.  Such Products may also include third party products, originally manufactured by authorized partner of OEM and bundled by OEM. “Products” includes any Updates which are made generally available by OEM, but does not include any Upgrades.  Any Upgrades which are made generally available by OEM will be added to Exhibit A and the per copy fees for such item to Exhibit B at the request of OEM, subject to consent by VAR, which shall not be unreasonably withheld.

(h)

“Proprietary Rights” shall mean all rights to the Products and OEM’s Confidential Information, including, but not limited to, patents, copyrights, authors’ rights, trademarks, trade names, know-how and trade secrets, irrespective of whether such rights arise under U.S. or international intellectual property, unfair competition or trade secret laws.

(i)  “Territory” shall mean the entire world with the exception of current customers of OEM and prospective customers (“Qualified Prospects”) that have already been engaged by OEM.  In the event VAR develops opportunities for sale of the Product to current customers or Qualified Prospects of OEM, OEM agrees to discuss such opportunities with VAR on a case-by-case basis.

 (j)

“Updates” shall mean new versions, including maintenance releases, and localizations and translations thereof, of a Product that contain bug fixes, error corrections and minor enhancements, but not containing major enhancements or significant new functionality, as determined in OEM’s reasonable discretion, and any related documentation.

(k)  “Upgrades” shall mean new versions of a Product that contain major enhancements and significant new functionality, including localizations and translations thereof, as determined in OEM’s reasonable discretion, and any related documentation.  Upgrades shall be characterized by a change in the digits to the right of the decimal point in the version number.

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(l)

“OEM Products” shall mean solutions either internally developed by OEM or assembled using other third party tools and products.

(m)

“Front-Line Support” shall mean the task of taking an End User support call either through telephone or Email, documenting the issue and providing an estimated resolution time.

(n)

“Secondary Support” shall mean the task of diagnosing the End User issue as captured by Front-Line Support personnel, tracking the root cause, and providing resolution to End User, which may require the expertise of OEM support personnel.

(o)

“Tertiary Support” shall mean the task of providing technical support to Secondary Support personnel to assist in issue resolution and delivery of any Product error corrections and/or Updates.

2.

Distribution Rights.  Subject to the terms, conditions, and restrictions of this Agreement, OEM hereby grants to VAR, under OEM’s intellectual property rights in the Products, a nonexclusive license in the Territory, without right to sublicense (except as specifically provided in Sections 3(b) and 3(g) below), to (i) use, reproduce, have reproduced, offer to sell and sell Products bundled with OEM Products and only for use in conjunction with such OEM Products, or (ii) sell Products to individuals or entities that have previously purchased OEM Products.

3.

VAR Responsibilities.

(a)

Marketing.  VAR shall use commercially reasonable efforts to accurately market, promote, and distribute the Products.

(b)

Distribution Channels.  VAR shall be entitled to distribute the Products directly to End Users, or through distributors and other third party intermediaries (collectively “Distributors”); provided, that VAR shall ensure that each Distributor acknowledges in writing, adheres to, and does not perform any act inconsistent with, the terms and conditions of this Agreement, including in particular (i) the prohibitions herein on derivation of source code for the Products and duplication of the Products and (ii) the requirements set forth in Section 3(g).  VAR shall ensure that all Distributors cease distribution of Products upon termination of this Agreement or of VAR’s rights hereunder.

(c)  Labeling.  VAR agrees to display a “Powered by Net.Orange,” or a similar attribute, on the primary main user screen.  OEM agrees to allow VAR to display its logos and trade names on the Product.

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(d)

Credit Verification.  Upon request of OEM, VAR agrees to provide OEM with financial information, bank and trade references, and other information which may be required by OEM to establish an appropriate credit line for VAR.

(e)

Reports.  Within thirty (30) days after the end of each calendar quarter during the term of this Agreement, upon request, VAR shall provide OEM with (i) reports of the number of copies of Products held by VAR in inventory at the end of such quarter, and (ii) reports of the distribution of Products in such quarter by VAR or its Distributors.

(f)

Import and Export Requirements.  VAR shall, at its own expense, pay all import and export licenses and permits, customs charges and duty fees, if any, and shall take all other actions, if any, required to accomplish the export and import of the Products purchased or reproduced by VAR.  VAR acknowledges that any obligation of OEM to provide Products under this Agreement shall be subject in all respects to all United States laws and regulations governing the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States.  VAR shall not export, directly or indirectly, any Products or related information without first obtaining all required licenses and approvals from the appropriate government agencies.

(g)

End User Licensing.  VAR, or its Distributors, shall sublicense each End User to use the Product solely for such End User’s internal business purposes.  Each such sublicense shall be granted in an End User license agreement which includes the End User Restrictions, and which also expressly provides that (i) OEM may terminate such End User license agreement upon written notice of failure by such End User to comply with the terms of such End User license agreement,  (ii) within five (5) days after termination of such End User license agreement, such End User shall destroy such Product, or return such Product to VAR or OEM at such End User’s expense, and (iii) OEM shall be a third party beneficiary of the End User license agreement and the provisions of such End User license agreement shall be enforceable by OEM and/or VAR.  Such End User license agreement shall be fully executed and in the possession of VAR prior to distribution of the Product to the End User.

(h)  U.S. Government Restricted Rights.  VAR acknowledges, shall state in every license agreement under which an End User is an agency, department or entity of the United States Government (“Government”) obtains rights to use the Product, and shall ensure that each such End User understands and agrees, that (i) use, reproduction, release, modification or disclosure of the Products, or any part thereof, including technical data, is restricted in accordance with Federal Acquisition Regulation (“FAR”) 12.212 for civilian agencies

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(i)  and Defense Federal Acquisition Regulation Supplement (“DFARS”) 227.7202 for military agencies, (ii) the Product is a commercial product, which was developed at private expense, and (iii) use of the Product by any Government agency, department or other agency of the Government is further restricted as set forth in this Agreement.

(i)

Audit Rights.  VAR shall maintain full and complete records of distribution of Products by VAR or its Distributors, including without limitation copies of the reports described in Section 3(e), for at least three (3) years after the distribution of such Products.  OEM shall, at any time during the period when VAR is obliged to maintain such books and records, be entitled to audit such books and records upon thirty (30) days written notice in order to confirm the accuracy of the reports described in Section 3(e); provided, that no more than one such audit may be conducted in any twelve-month period.  Any such audit shall be performed at OEM’s expense during normal business hours; provided, that the cost of such audit shall be paid by VAR if such audit reveals an underpayment by VAR of more than ten  percent (10%) of the amounts payable by VAR to OEM in any six-month period.  The auditor shall sign a confidentiality agreement reasonably acceptable to OEM.

(j)

Feedback by VAR.  VAR shall provide OEM with prompt written notification of any comments or complaints that are made by the End User about the Products, and of any problems with the Products or their use that VAR becomes aware of.  Such written notification shall be the property of OEM, and shall be considered to be part of OEM’s Confidential Information.

(k)

Referrals to OEM.  VAR agrees to refer all prospective customers to OEM when VAR cannot  pursue distribution to such customers because of geographic location or any reason other than price and/or volume; if VAR cannot aggressively pursue distribution because of price and/or volume, the parties will negotiate a reasonable referral fee to be mutually agreed upon.  VAR shall also refer directly to OEM inquiries regarding bundling, partnership or other business opportunities with third party vendors, hardware and system manufacturers and software developers.  Nothing in the prior sentence will preclude VAR from its normal course of business, including and not limited to, contacts, contracts and use of product with other software and hardware developers and manufacturers.

(l)

Marketing. During the term of this Agreement, VAR agrees to  market, co-brand, and support the OEM products listed on Exhibit A to fulfill customer functional needs addressed by those OEM products.

(m) The parties agree to work together to identify unique market and customer opportunities.

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4.

Prices and Payment.

(a)

Per-Copy Fees.  VAR will pay the royalty fees, computed using the royalty fees set forth in Exhibit D and the current list prices set forth in Exhibit B (as modified from time to time in accordance with the provisions of this Section 4 or of Section 16 (a) for Products purchased from OEM or reproduced by VAR, or that VAR has reproduced for it by third parties.

(b)

Payment Terms.  For upfront and one-time fees, OEM shall submit an invoice to VAR upon shipment of Products to VAR or upon completion of service task.  For royalties accruing from annual End User maintenance and license fees, OEM will consolidate all such charges and provide quarterly invoices to VAR. The invoice shall state the amount to be paid by VAR for all Products in such shipment, as well as any taxes, duties or excises paid by OEM which shall be reimbursed by VAR in accordance with Section 4(d).  Subject to approval of VAR’s credit by OEM, the full invoiced amount for each shipment of Products from OEM to VAR shall be paid net thirty (30) days.  All payments shall be in U.S. Dollars.  In addition, within thirty (30) days after the end of any calendar month, VAR shall submit full payment of all per-copy fees payable in connection with sales in such month of Products reproduced by VAR or that VAR has reproduced for it by third parties.

(c)

Fee Changes.  OEM shall have the right to revise the fees set forth in Exhibit B upon ninety (90) days written notice to VAR.  Fee increases shall apply to all purchase orders received after the effective date of such price increases; provided, that OEM shall honor any fees quoted in valid, unexpired, formal written price quotations provided by OEM to VAR in connection with specific transactions between VAR and its customers.  Fee decreases shall apply to all accepted but unshipped orders existing on the effective date of such decreases, and to all purchase orders received after the effective date of such decreases.

(d)

Taxes.  All per-copy fees are exclusive of any export, withholding, federal, state and local taxes, duties or excises other than taxes based on OEM’s net income.  If OEM pays any taxes, duties or excises which are not included in the fees charged for the Product, OEM shall itemize such taxes, duties or excises as a separate item on its invoices to VAR, and VAR shall reimburse OEM for such taxes, duties or excises; provided, that VAR shall not be required to make any such reimbursement if it provides a valid tax exemption certificate to OEM prior to shipment.

(e)  Late Payments.  All amounts which are not paid by VAR as required by this Agreement may be subject to a late charge equal to one and one-half percent (1.5%) per month (or, if less, the maximum allowed by applicable law).  In the event that any payment due hereunder is overdue, OEM

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      reserves the right to suspend performance until such delinquency is corrected.

5.

Supply of Products.  During the term of this Agreement, OEM will provide VAR with an OEM-hosted test environment of all components covered in the price list to assist VAR in sales and implementation activities. In addition, OEM will provide VAR a copy of the OEM products listed in Exhibit A for installation and use by VAR for development, integration, and demo purposes. In cases where there is a need for OEM components to interface with other external or internal systems at VAR’s customer sites, OEM will provide VAR with adequate support and/or access to OEM systems and tools needed for VAR to accomplish deployment of such interfaces.

(a)

Forecasts.  During the term of this Agreement, upon request, VAR shall provide OEM with a good faith, non-binding rolling twelve (12) month forecast, updated quarterly, for units of the Products to be provided by OEM to VAR hereunder during each month in such twelve (12) month period.

(b) Orders. VAR shall initiate purchases under this Agreement by submitting written purchase orders to OEM.  Such orders shall state unit quantities, unit descriptions, requested delivery dates, and shipping instructions.  No purchase order shall be binding upon OEM until accepted by OEM in writing.  OEM reserves the right to reject orders in whole or in part if the volume of orders from OEM customers for Products exceeds OEM’s capacity to supply such Products.  Partial shipment of an order shall not constitute acceptance of the entire order.  In the event that OEM is unable to fill an accepted purchase order in accordance with the schedule set forth therein, OEM shall use commercially reasonable efforts to fill such order on an allotment or scheduled release.  This Agreement shall govern all orders placed by VAR for units of the Product.  No terms on purchase orders, invoices or like documents produced by VAR shall alter or add to the terms of this Agreement.

(c) Lead-Times. VAR shall submit purchase orders to OEM in accordance with a lead-time of thirty (30) days, or such other lead time as OEM may specify from time to time by written notice to VAR.  OEM shall use commercially reasonable efforts to deliver units of Product at the times set forth in OEM’s written acceptances of VAR’s purchase orders.

(d) Packing, Shipping.  All units of Product shipped by OEM to VAR under this Agreement shall be packaged in OEM’s standard containers, or, at VAR’s expense, in accordance with instructions provided by VAR, and shall be shipped to VAR’s address set forth above, or to an address specified in VAR’s purchase order.  Unless otherwise specified by VAR and agreed to

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by OEM, such units of Product shall be shipped by OEM in conformance with OEM’s standard shipping procedures.  Shipment shall be Free on Board (F.O.B.) VAR’s facility (“Delivery Point”).  Title and risk of loss shall pass to VAR at the F.O.B. location.  All customs duties, freight, insurance and other shipping expenses from the Delivery Point, as well as any other special packing expenses requested by VAR, shall be borne by VAR.  VAR agrees to satisfy all import formalities pertaining to shipment of units of the Product to destinations outside the United States.

(e)

Inspection and Acceptance.  VAR shall have fifteen (15) working days (the “Inspection Period”) after delivery to inspect and test each unit of Product shipped by OEM to VAR.  If VAR determines that any such unit fails to meet OEM’s then-current published specifications in any material way, VAR may reject such unit by notifying OEM in writing of such rejection and requesting a Returned Material Authorization (“RMA”) number; provided, that such written notification and request for a RMA number must be received by OEM during the Inspection Period.  OEM shall provide the RMA number within a reasonable time after its receipt of such request by VAR.  Within ten (10) days of receipt of the RMA number, VAR shall return the defective units to OEM, in the same condition as at the time of delivery to VAR, in the same or equivalent shipping container, and with a written description of the defect.  If OEM confirms the defect, VAR shall not be required to remit payment for such unit until a replacement unit is received by VAR, at which time full payment shall be made for such unit on a net thirty (30) days by VAR.

6.

Product Changes.  OEM shall have the right to make design modifications to Products at any time upon reasonable written notice to VAR.

7.

Training; Maintenance.

(a)

End User Warranty Support.  OEM shall provide warranty support directly to VAR.  VAR shall be responsible for providing warranty support to End Users.

(b)

Additional End User Support.  VAR is responsible for providing Front-line Support and Secondary Support to its End Users and distributors with respect to Product installation, on-going technical support, training and consultations relating to the Product.  During the term of any End User license agreement signed by VAR which involves OEM Products, including the time which may fall after the expiry of the term of this Agreement, OEM shall provide VAR Tertiary Support for said End Users and Distributors. All items delivered by VAR in providing such support, including Error Corrections and Software Updates, shall be deemed to become a part of the applicable Product and shall be subject to all terms and conditions of this Agreement.

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(c)

OEM Support to VAR.  OEM will provide support to VAR in connection with VAR’s internal use of the Products.

(d)

Training.  OEM will provide VAR partner training required for sales, implementation and support services related to the Products.  VAR will make any and all investments needed in traveling to OEM offices.  In the event such training requires extensive use of OEM resources, the parties shall negotiate in good faith the terms and conditions of a training agreement between OEM and VAR.

(e)

Beta Testing.  OEM may notify VAR in writing in the event that OEM intends to commence beta testing of any Upgrades (as defined in Section 1(k) above) to any Product then distributed by VAR.  VAR may inform OEM in writing within ten (10) days after receipt of such notice that VAR wishes to participate in such beta testing.  In the event that VAR so informs OEM, OEM shall include VAR in the beta testing of such Upgrades.

(f)

Telephone Technical Support.  OEM shall provide centralized technical support via telephone to VAR.  OEM will determine the hours and method of operation of such telephone support in its sole discretion.

(g)

Literature.  OEM will furnish VAR, without charge, a sample supply of any sales brochures, technical documentation, etc., OEM may prepare for the Products.

8.

Proprietary Rights.

(a)

Acknowledgment.  OEM and VAR acknowledge and agree that OEM owns all of the Proprietary Rights.  The use by VAR of the Proprietary Rights is authorized only for the purposes herein set forth and upon termination of this Agreement for any reason, such authorization will cease. It is further agreed that VAR will own all proprietary Rights for all products acquired, developed by VAR or otherwise provided to OEM by VAR for bundling with OEM’s product.

(b)

No Other Rights.  VAR may not, directly or through any person or entity, in any form or manner, copy, distribute, reproduce, incorporate, use or allow access to the Products or modify, prepare derivative works of, decompile, reverse engineer, disassemble or otherwise attempt to derive source code or object code from the Products, except as explicitly permitted under this Agreement or otherwise agreed in writing.  VAR will take appropriate steps with the End Users, as OEM may request, to inform them of and assure their compliance with the End User Restrictions.

(c)

Proprietary Notices.  VAR will ensure that all copies of the Products will incorporate copyright and other proprietary notices in the same manner

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that OEM incorporates such notices in the Products or in any manner reasonably requested by OEM.  VAR will not remove any copyright or other proprietary notices incorporated on or in the Products by OEM.

(d)

Use of Trademarks.  During the term of this Agreement, VAR may advertise the Products under the trademarks, marks, and trade names that OEM may adopt from time to time (the “OEM Trademarks”).  OEM shall provide VAR OEM Trademarks on disk or camera-ready art for production. VAR understands that OEM has applied for applicable federal and state registration of certain of its trademarks and agrees, upon OEM’s request, to so indicate on the box containing the Products and in any advertisement, promotional materials or other documents that contain the Products’ names.  Subject to prior review and approval of OEM, VAR will make all applicable trademark filings and registrations, at OEM’s expense to protect OEM Trademarks in the Territory; all such filings and registrations shall name OEM as the owner and all use by VAR (and any related goodwill) shall be solely for the benefit of OEM  Nothing herein will grant to VAR any right, title or interest in OEM Trademarks.  At no time during the term of this Agreement will VAR challenge or assist others to challenge OEM Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of OEM.  VAR will follow reasonable trademark usage guidelines communicated by OEM, will provide examples of its usage of OEM Trademarks upon request by OEM, and will promptly correct any deviations from such guidelines upon notification by OEM of such deviations.  OEM agrees that VAR may also incorporate its own trademarks, branding, or service marks in promoting and labeling the Products.

(e)

Use of Trade Names.  VAR will present and promote the sale of the Products fairly.  VAR may use OEM’s product names in VAR’s advertising and promotional media provided (i) that VAR conspicuously indicates in all such media that such names are trademarks of OEM and (ii) that VAR submits all such media to OEM for prior approval and satisfies the requirements set forth in paragraph (d) above.  Upon termination of this Agreement for any reason, VAR will immediately cease all use of Products’ names and OEM Trademarks and, at VAR’s election, destroy or deliver to OEM all materials in VAR’s control or possession which bear such names and trademarks, including any sales literature.  VAR will not challenge any intellectual property rights claimed by OEM in such trademarks.

9.

Confidentiality.

(a)

Nondisclosure.  Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall use reasonable efforts not to disclose such Confidential Information to any third party.

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Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement.  Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party’s Confidential Information.

(b)

Exceptions.  Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which the receiving party can prove:

(i)

was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party;

(ii)

was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;

(iii)

is disclosed with the prior written approval of the disclosing party;

(iv)

was independently developed by the receiving party without any use of the Confidential Information, as demonstrated by files created at the time of such independent development;

(v)

becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party’s rights;

(vi)

is disclosed generally to third parties by the disclosing party without restrictions similar to those contained in this Agreement; or

(vii)

is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

(c)

Return of Confidential Information.  Upon expiration or termination of this Agreement, each party shall return all Confidential Information received from the other party.

(d)

Remedies.  Any breach of the restrictions contained in this Section 9 is a breach of this Agreement which may cause irreparable harm to the non-breaching party.  Any such breach shall entitle the non-breaching party to injunctive relief in addition to all legal remedies.

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(e)

Confidentiality of Agreement.  Each party shall be entitled to disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement:

(i)

as required by any court or other governmental body;

(ii)

as otherwise required by law;

(iii)

to legal counsel of the parties;

(iv)

in confidence, to accountants, banks, and financing sources and their advisors;

(v)

in connection with the enforcement of this Agreement or rights under this Agreement; or

(vi)

in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

10.

Indemnification.

(a)

Indemnification by OEM.  OEM agrees, at its own expense, to defend or at its option to settle any claim or action brought against VAR on the issue of infringement of any patent or copyright by the Products as delivered by OEM to VAR and to indemnify VAR against any and all damages and costs, including legal fees, that a court awards against VAR under any such claim or action; provided that VAR provides OEM with (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action and (iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

(b)

Injunctions.  In the event that any Product is, or in OEM’s sole opinion is likely to be, enjoined due to the type of infringement described in Section 10(a), OEM, at its option and expense, may either (i) modify the Products so that they become non-infringing, (ii) replace the Products with functionally equivalent non-infringing Products reasonably acceptable to VAR or, if the foregoing alternatives are not reasonably available to OEM, (iii) terminate this Agreement.

(c)

Exceptions.  Notwithstanding the provisions of Sections 10(a) and 10(b), OEM will have no liability to the extent that any such claim would have been avoided but for (i) use of the Products with any other products not provided by OEM or (ii) modification of the Products after delivery by OEM, unless such modification is performed by OEM.

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(d)

Limitation.  THE FOREGOING PROVISIONS OF THIS SECTION 10 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF OEM AND THE EXCLUSIVE REMEDY OF VAR, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS OR THEIR REPRODUCTION, DISTRIBUTION OR USE.

(e)

Indemnification by VAR.  VAR agrees to indemnify and hold OEM harmless against any damages, costs (including attorneys’ fees and costs) or other liability arising from claims (other than claims alleging infringement of third party intellectual proprietary rights by the Products) by any other party resulting from VAR’s representation of the Products in a manner inconsistent with OEM’s Product descriptions and warranties or from VAR’s distribution of the Products. OEM shall have the right to participate at its expense in any such dispute.

11.

Warranty and Disclaimer.

 (a)

Sole Warranty.  THE SOLE WARRANTY, IF ANY, PROVIDED BY OEM IN CONNECTION WITH THE PRODUCT SHALL BE TO VAR. OEM MAKES NO WARRANTIES TO THE END USER.

(b)

Warranty to VAR.  OEM warrants to VAR that the Product will conform substantially to OEM’s then-current specifications for such Product.

(c)

Exclusive Remedy.  IF THE PRODUCT FAILS TO COMPLY WITH THE WARRANTY PROVIDED IN SECTION 11(b), OEM’S EXCLUSIVE LIABILITY, AND THE EXCLUSIVE REMEDY OF VAR, SHALL BE, AT OEM’S SOLE OPTION, EITHER REPLACEMENT OF THE DEFECTIVE PRODUCT OR PART, OR RETURN OF THE PRICE PAID BY VAR FOR SUCH PRODUCT.  SUCH WARRANTY IS VOID IF FAILURE OF THE PRODUCT IS (i) CAUSED BY THE USE OR OPERATION OF PRODUCTS IN AN APPLICATION OR ENVIRONMENT OTHER THAN THAT INTENDED OR RECOMMENDED BY OEM, (ii) CAUSED BY MODIFICATIONS NOT MADE BY OEM, OR (iii) THE RESULT OF THE PRODUCT BEING SUBJECTED TO UNUSUAL PHYSICAL OR ELECTRICAL STRESS.

(d)

No Other Warranty.  EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 11, OEM PROVIDES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCT AND DOCUMENTATION.

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12.

Term and Termination.

(a)

Term.  This Agreement shall be effective for a fixed term of six (6) years, unless terminated earlier pursuant to the provisions of this Section 12.  At the end of the fixed term, this Agreement shall be governed by the terms of Section 15.

(b)

Termination for Cause.  Except as set forth in the last sentence of this Section 12(b), if either party defaults in the performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated.  If the non-defaulting party gives such notice and the default is not cured during the thirty-day period, then the Agreement shall automatically terminate at the end of that period.  Notwithstanding the foregoing, if VAR breaches the provisions of Section 9 hereof, then OEM shall be entitled to terminate this Agreement effective immediately upon delivery of written notice to VAR.

(c)

Termination for Insolvency and Related Events.  This Agreement shall terminate, without notice, (i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such party’s debts, (ii)  upon either party’s making an assignment for the benefit of creditors, or (iii) upon either party’s dissolution or ceasing to do business.

(d)

Effect of Termination.  If this Agreement is terminated, then all of VAR’s rights and licenses with respect to the Products shall terminate, provided that each End User license granted in accordance with this Agreement shall survive in accordance with its terms, subject to termination for default in accordance with its terms. VAR will continue to bill and collect licensing fees on all renewals and make appropriate payments to OEM. All copies of Products in VAR’s and its Distributors’ possession at the time of termination or expiration of this Agreement shall be promptly destroyed or returned to Licensor.

(e)

Limitation of Liability.  In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of either party.  Termination shall not, however, relieve either party of any obligations incurred prior to the termination, including, without limitation, the obligation of VAR to pay OEM for Products purchased or reproduced prior to such termination.

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(f)

Survival of Certain Terms.  The provisions of Sections 1, 3(i), 3(j), 4, 8, 10, 11, 12, 13, and 14 of this Agreement, and all payment obligations incurred during the term of this Agreement, shall survive the expiration or termination of this Agreement for any reason.  The provisions of Section 9 shall survive the expiration or termination of this Agreement for five (5) years.  All other rights and obligations of the parties shall cease upon termination of this Agreement.

13.

Limitation of Liability. IN NO EVENT SHALL OEM’S LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNT RECEIVED BY OEM FROM VAR HEREUNDER.  IN NO EVENT SHALL OEM BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, LOST PROFITS OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE OR STRICT LIABILITY), ARISING OUT OF THIS AGREEMENT.  VAR ACKNOWLEDGES AND AGREES THAT THE AMOUNTS PAYABLE HEREUNDER BY VAR ARE BASED IN PART UPON THESE LIMITATIONS, AND FURTHER AGREES THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14. Right of First Offer.  If OEM at any time proposes to issue and sell additional shares (excluding, however any proposed sale to an employee, an independent contractor or a sale for less than material control) of its capital stock (the “Offered Shares”), then OEM will give written notice to VAR of such intent and the terms, including price, on which OEM intends to issue and sell such shares (the “Company Notice”).  VAR shall have fifteen (15) days after the date of the Company Notice to provide a written offer to OEM (the “VAR Proposal”), which shall contain material terms for the purchase of such shares from OEM.  If the VAR Proposal is not received within the fifteen (15) day response period or if VAR earlier notifies OEM in writing that VAR declines to extend such an offer, OEM shall have the right to pursue its proposed issuance and sale of the Offered Shares. If VAR does provide a VAR Proposal within the fifteen (15) day response period, then OEM and VAR shall have a further fifteen (15) days to negotiate exclusively and in good faith the terms of a purchase of the Offered Shares by VAR.  If VAR and OEM are unable to reach an agreement within such fifteen (15) day negotiation period, then OEM shall have the right to pursue its proposed issuance and sale of the Offered Shares, without any further obligations to VAR with respect thereto.

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15.  VAR Performance.

(a)   VAR agrees during the first three (3) years of this agreement to perform its responsibilities at a reasonable level of effort and performance,  based on the following:  (i) OEM’s statement that it will take an estimated two (2) years to complete the programming of the full system as contemplated by both parties, (ii)  The operating system and applications comprising the full compliment of services provided herein, is completely new to the medical healthcare industry, and as such, and it is agreed that it will take some unknown amount of time to convert the marketplace to this form of information capture, data storage and retrieval, and (iii) The sales cycle process is currently twenty-four (24) months for major hospitals and large user groups.

(b) At the end of the third year of this OEM agreement, upon mutual agreement of the parties that the product and marketplace have matured to joint expectations, VAR agrees to prepare and perform against a rolling twenty-four (24) month projection.  Said projection will be approved by both VAR and OEM.

(c) At the end of the twenty-four (24) months (end of fifth year of this agreement) VAR and OEM will review the performance of VAR against the projections.  If the performance meets the projections or is mutually deemed acceptable, this agreement will be renewed for five (5) years.  If the performance is not acceptable, a new one (1) year marketing plan will be formulated and put into operation by VAR.  If at the end of the one (1) year (6th year) the new plan is met or found acceptable in its results, this agreement will be renewed for five (5) years. If the results are unacceptable, this agreement will be mutually terminated.

16.

Miscellaneous.

(a)

Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective permitted successors and assigns.  Any amendment or waiver effected in accordance with this Section 16(a) shall be binding upon the parties and their respective successors and assigns.

(b)

Successors and Assigns.  VAR shall not assign any of its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of OEM, which shall not be unreasonably withheld.  OEM shall have the right to assign its rights, obligations and privileges hereunder to an assignee that agrees in writing to be bound by the terms and conditions of this Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be

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binding upon the respective permitted successors and assigns of the parties. In addition to the terms and conditions of this Agreement being binding on OEM, its successors and assigns, OEM further covenants and agrees to exert its best efforts, in the event of a change of control in the ownership of OEM during the term hereof or any extension of such term, to obtain the guaranty of such new control owners of all obligations of OEM hereunder to the end that at all times during the term or extended term hereof, VAR shall be assured that the obligations of OEM hereunder shall be fulfilled.

       Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)

Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

(d)

Jurisdiction.  Each of the parties to this Agreement consent to the exclusive jurisdiction and venue of the state and federal courts of Dallas County, Texas.

(e)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g)

Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(h)

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a

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        mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)

Independent Contractor.  Neither party shall, for any purpose, be deemed to be an agent of the other party, and the relationship between the parties shall only be that of independent contractors.  Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

(j)

Force Majeure.  In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party invoking this section, and if such party shall have used its best efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences.  Notwithstanding the foregoing, if such party is not able to perform within ninety (90) days after the event giving rise to the excuse of force majeure, the other party may terminate this Agreement.

(k)

Entire Agreement.  This Agreement constitutes the entire agreement of the parties pertaining to the subject matter hereof, merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein.  Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

(l)

Foreign Corrupt Practices Act.  In conformity with the United States Foreign Corrupt Practices Act and with OEM’s position on foreign business practices, VAR and its employees and agents shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist OEM in obtaining, retaining or directing any such business.

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(m)

Advice of Legal Counsel.  Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement.  This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

Signature Page to Follow

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The parties have executed this Agreement as of the date first set forth above.

OEM:Net.Orange, Inc.

By:  /s/ Vasudev Rangradass

Name: Vasudev Rangradass

Title:  CEO

Address:

Attn:  Vasu Rangadass, Ph.D.

1333 Corporate Dr., Suite 216

Irving, Texas 75038.

P:   (972) 550-0568

F:   (972) 550-0568

VAR:  Quantum Medical Technologies, inc.

By:  /s/ Noel J. Guillama

Name: Noel J. Guillama

Title:  President

Address:

Attn:

3420 Fairlane Farms Road, Suite C

Wellington, Florida 33414.

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